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                                                                     Exhibit 3.1

                         CERTIFICATE OF INCORPORATION
                                      OF
                                 ftd.com inc.

     I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, as amended (the "GCL"), do hereby certify as follows:

     FIRST: The name of the corporation is ftd.com inc. (the "Corporation").

     SECOND: The registered office of the Corporation is to be located at 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is the Corporation Service Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the GCL.

     FOURTH: (a) Authorized Capital Stock. The total number of shares of stock that the Corporation will have the authority to issue is 355,000,000 shares, consisting of: (i) 250,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"); (ii) 100,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"); and (iii) 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), issuable in one or more series as hereinafter provided. The Class A Common Stock and the Class B Common Stock shall hereinafter collectively be called the "Common Stock." The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), voting separately as a class, irrespective of the provisions of Section 242(b)(2) of the GCL or any corresponding provision hereinafter enacted.

     (b)  Terms of Common Stock; Voting.

          (i)  Rights and Privileges; Voting Rights.

               (A) All shares of Common Stock will be identical in all respects and will entitle the holders thereof to the same rights and privileges, except as otherwise required by law or provided in this Certificate of Incorporation.

               (B) The holders of shares of Common Stock will have the following voting rights:

                    (1) Subject to the rights of the holders of any series of Preferred Stock, the holders of Class A Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Class A Common Stock held of record by such holder as of the record date for such meeting.
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                    (2)  Subject to the rights of the holders of any series of
Preferred Stock and to the provisions of Clause (b)(iii)(B) of this Article FOURTH, the holders of Class B Common Stock will be entitled to ten votes on each matter submitted to a vote at a meeting of stockholders for each share of Class B Common Stock held of record by such holder as of the record date for such meeting.

                    (3) Except as otherwise required in this Certificate of Incorporation or the Bylaws or by applicable law, the holders of shares of Common Stock will vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock).

          (ii) Dividends and Distributions.

               (A) Subject to the preferences applicable to Preferred Stock, if any, outstanding at any time, the holders of shares of Common Stock will be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Corporation's Board of Directors (the "Board") from time to time out of assets or funds of the Corporation legally available therefor; provided, that, subject to the provisions of this Section, the Corporation will not pay dividends or make distributions to any holders of any class of Common Stock unless simultaneously with such dividend or distribution, as the case may be, the Corporation makes the same dividend or distribution with respect to each outstanding share of Common Stock regardless of class.

               (B) In the case of dividends or other distributions payable in Class A Common Stock or Class B Common Stock including distributions pursuant to stock splits or divisions of Class A Common Stock or Class B Common Stock that occur after the first date upon which the Corporation has issued shares of any of Class A Common Stock or Class B Common Stock, only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock. In the case of any such dividend or distribution payable in shares of Class A Common Stock or Class B Common Stock, the number of shares of each class of Common Stock payable per share of such class of Common Stock shall be equal in number. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class of Common Stock.

               (C) In the case of dividends or other distributions consisting of other voting securities of the Corporation or of voting securities of any corporation that is a wholly owned subsidiary of the Corporation, the Corporation will declare and pay such dividends in two separate classes of such voting securities, identical in all respects, except that: (1) the voting rights of each such security paid to the holders of Class B Common Stock, when compared to the voting rights of each such security paid to the holders of Class A Common Stock, will have voting rights determined pursuant to the same formula as provided in Clause (b)(i)(B)(2) of this Article FOURTH; (2) such security paid to the holders of Class B Common Stock will convert into the security paid to the holders of Class A Common Stock upon the same terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock as provided in Clause (b)(iii) and will have the same restrictions on transfer and ownership

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applicable to the transfer and ownership of Class B Common Stock; and (3) with respect only to dividends or other distributions of voting securities of any corporation which is a wholly owned subsidiary of the Corporation, the respective voting rights of each such security paid to holders of Class A Common Stock and Class B Common Stock with respect to the election of directors will otherwise be as comparable as is practicable to those of the Class A Common Stock and Class B Common Stock, respectively.

               (D) In the case of dividends or other distributions consisting of rights, options, warrants or other securities convertible into, or exchangeable for, voting securities of the Corporation or voting securities of another corporation that is a wholly owned subsidiary of the Corporation, the Corporation will provide that such rights, options, warrants or other convertible or exchangeable securities and the underlying securities be identical in all respects (including, without limitation, the conversion or exchange rate), except that: (1) the voting rights of each security underlying the right, option, warrant or other convertible or exchangeable security paid to the holders of Class B Common Stock, when compared to the voting rights of each security underlying the right, option, warrant or other convertible or exchangeable security paid to the holders of the Class A Common Stock, will have voting rights determined pursuant to the same formula as provided in Clause
(b)(i)(B)(2) of this Article FOURTH and (2) such underlying securities paid to the holders of the Class B Common Stock will convert into the underlying securities paid to the holders of Class A Common Stock upon the same terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock and will have the same restrictions on transfer and ownership applicable to the transfer and ownership of the Class B Common Stock.

          (iii) Conversion of Class B Common Stock.

                (A) Prior to a transfer of Class B Common Stock to stockholders of FTD Corporation, any corporation that owns 100% of the outstanding common stock of FTD Corporation or any successor by merger or consolidation to FTD Corporation (collectively, "FTD Corporation") as a dividend intended to be on a tax-free basis under the Internal Revenue Code of 1986, as amended from time to time (the "Code") (a "Tax-Free Spin-Off"), each holder of Class B Common Stock will be entitled to convert, at any time and from time to time, any or all of the shares of such holder's Class B Common Stock on a one-for-one basis, into the same number of fully paid and non-assessable shares of Class A Common Stock. Such right will be exercised by the surrender to the Corporation of the certificate or certificates representing the shares of Class B Common Stock to be converted at any time during normal business hours at the principal executive offices of the Corporation or at the office of the Corporation's transfer agent (the "Transfer Agent"), accompanied by a written notice of the holder of such shares stating that such holder desires to convert such shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of Class A Common Stock, and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Article FOURTH, Clause
(b)(iii)(C) below. Following a Tax Free Spin-Off, if any occurs, shares of Class B Common Stock will no longer be convertible into shares of Class A Common Stock at the option of the holder.

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               (B)  Prior to a Tax Free Spin-Off, each share of Class B Common
Stock will automatically convert into one share of Class A Common Stock upon the transfer of such share unless the transferee demonstrates to the reasonable satisfaction of the Corporation that such transferred shares, after such transfer, will be beneficially owned by FTD Corporation, Florists' Transworld Delivery, Inc., ("FTDI") or any of their respective subsidiaries or successors or a "Strategic Partner," as defined below. For purposes of this Article FOURTH, Clause (b)(iii)(B), (i) the term "beneficially owned" with respect to shares of Class B Common Stock means ownership by a person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise controls the voting power (which includes the power to vote or to direct the voting) of such Class B Common Stock (except where such power results solely from a revocable proxy or consent given in response to a proxy or consent solicitation), and (ii) the term "Strategic Partner" means any entity, or group of affiliated entities, acquiring Class B Common Stock constituting, in the aggregate, at least 10% of the outstanding Common Stock and that, in the good faith determination prior to such acquisition of the Board of Directors of the Corporation by the affirmative vote of a majority of directors who are not directors, officers or the beneficial owners of five percent or more of the outstanding voting securities of FTDI, is considered to constitute a strategic alliance in the best interests of the Corporation and its stockholders. In the event of a Tax-Free Spin-Off, shares of Class B Common Stock distributed to the stockholders of FTD Corporation will not convert into shares of Class A Common Stock in connection with that transaction. Following a Tax-Free Spin-Off, shares of Class B Common Stock will be transferrable as Class B Common Stock, subject to applicable laws. On the fifth anniversary of the date on which shares of Class B Common Stock are first transferred to stockholders of FTD Corporation in a Tax-Free Spin-Off, shares of Class B Common Stock will automatically convert into shares of Class A Common Stock unless, prior to such Tax-Free Spin-Off, FTD Corporation delivers to the Corporation an opinion of counsel (which counsel shall be reasonably satisfactory to the Corporation) to the effect that such automatic conversion could preclude FTD Corporation or FTDI from obtaining a favorable ruling from the Internal Revenue Service that the distribution of FTDI's Class B Common Stock to the stockholders of FTD Corporation, would be a Tax-Free Spin-Off under the Code. If such an opinion is received, approval of such conversion shall be submitted to a vote of the holders of the Common Stock as soon as practicable after the fifth anniversary of the Tax-Free Spin-Off unless FTD Corporation or FTDI delivers to the Corporation an opinion of counsel (which counsel shall be reasonably satisfactory to the Corporation), prior to such anniversary, to the effect that such vote could adversely affect the status of the Tax-Free Spin-Off. At the meeting of stockholders called for such purpose, every holder of Common Stock, including holders of Class B Common Stock, will be entitled to one vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation. Approval of such conversion shall require the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and Class B Common Stock present and voting, voting together as a single class, and the holders of the Class B Common Stock will not be entitled to a separate class vote. Such conversion shall be effective on the date on which such approval is given at a meeting of stockholders called for such purpose.

     Each share of Class B Common Stock beneficially owned by any person will automatically convert into one share of Class A Common Stock if a Tax-Free Spin-Off has not occurred and the number of shares of Class B Common Stock beneficially owned by FTDI falls below 20% of the aggregate number of shares of Class A Common Stock and Class B Common Stock then outstanding.

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     The Corporation will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock and its issued Common Stock held in its treasury for the purpose of effecting any conversion of the Class B Common Stock pursuant to this Article FOURTH, Clause (b)(iii)(B), the full number of shares of Class A Common Stock then deliverable upon any such conversion of all outstanding shares of Class B Common Stock.

     The Corporation will provide notice of any automatic conversion of shares of Class B Common Stock to holders of record of the Common Stock not less than 30 nor more than 60 days prior to the date fixed for such conversion; provided, however, that if the timing or nature of the effectiveness of an automatic conversion makes it impracticable to provide at least 30 days' notice, the Corporation will provide such notice as soon as practicable. Such notice shall be provided by mailing notice of such conversion first class postage prepaid, to each holder of record of the Common Stock, at such holder's address as it appears on the transfer books of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class B Common Stock. Each such notice shall state, as appropriate, the following:

     (i)   the automatic conversion date;

     (ii) the number of outstanding shares of Class B Common Stock that are to be converted automatically;

     (iii) the place or places where certificates for such shares are to be surrendered for conversion; and

     (iv) that no dividends will be declared on the shares of Class B Common Stock converted after such conversion date.

Immediately upon such conversion, the rights of the holders of shares of Class B Common Stock as such will cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issuable upon such conversion; provided, however, that such persons will be entitled to receive when paid any dividends declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion.

     As promptly as practicable after the time of conversion, upon the delivery to the Corporation of certificates formerly representing shares of Class B Common Stock, the Corporation will deliver or cause to be delivered, to or upon the written order of the record holder of the surrendered certificates formerly representing shares of Class B Common Stock, a certificate or certificates representing the number of fully paid and nonassessable shares of Class A Common Stock into which the shares of Class B Common Stock formerly represented by such certificates have been converted in accordance with the provisions of this Article FOURTH, Clause (b)(iii)(B).

               (C) The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of one class of Common Stock on the conversion of shares of the other class of Common Stock pursuant to

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Article FOURTH, Clause (b)(iii)(B); provided, however, that the Corporation will not be required to pay any tax that may be payable in respect of any registration of transfer involved in the issue or delivery of shares of one class of Common Stock in a name other than that of the registered holder of the other class of Common Stock converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

               (D) Concurrently with any conversion of Class B Common Stock into Class A Common Stock effected pursuant to Article FOURTH, Clause
(b)(iii)(B) above, each share of Class B Common Stock that is converted (i) shall be retired and canceled and shall not be reissued and (ii) shall proportionally decrease the number of shares of Class B Common Stock designated hereby. The Secretary of the Corporation will be, and hereby is, authorized and directed to file with the Secretary of State of the State of Delaware one or more Certificates of Decrease of Designated Shares to record any such decrease in designated shares of Common Stock. No undesignated shares of Common Stock shall be designated shares of Class B Common Stock following an automatic conversion of shares of Class B Common Stock pursuant to Clause (b)(iii)(B) above.

          (iv) Options, Rights or Warrants.

               (A)  Except as otherwise provided by Article FOURTH, Clause
(b)(ii)(B), the Corporation will not be entitled to issue additional shares of Class B Common Stock or issue options, rights or warrants to subscribe for shares of Class B Common Stock. If the Corporation makes an offering of options, rights or warrants to subscribe for shares of any class or classes of capital stock, other than Class B Common Stock, to all holders of a class of Common Stock, then the Corporation will simultaneously make an identical offering to all holders of the other classes of Common Stock other than to any class of Common Stock the holders of which, voting as a separate class, determine that such offering need not be made to such class. All such options, rights or warrants offerings shall offer the respective holders of Class A Common Stock and Class B Common Stock the right to subscribe at the same rate per share.

               (B) Subject to Article FOURTH, Clause(b)(iv)(A) above, the Corporation will have the power to create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes at the time authorized (other than Class B Common Stock), such rights or options to have such terms and conditions, and to be evidenced by or in such instrument or instruments, as shall be approved by the Board.

          (v) Mergers, Consolidation, Etc. In the event that the Corporation will enter into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property of the other company, then, and in such event, the shares of each class of Common Stock shall be exchanged for or changed into the same kind and amount of stock, securities, cash and/or any other property, as the case may be, of the other company.

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          (vi)  Liquidation Rights. In the event of any dissolution, liquidation or winding-up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and after making provision for the holders of each series of Preferred Stock, if any, the remaining assets and funds of the Corporation, if any, shall be divided among and paid ratably to the holders of the shares of the Class A Common Stock and the Class B Common Stock treated as a single class. For the purposes of this paragraph (vi), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up.

          (viii) No Preemptive Rights. Except as provided in Article FOURTH, Clause (b)(iv) above, the holders of shares of Common Stock are not entitled to any preemptive right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock.

     (c)  Preferred Stock.

          (i) Authorization. The Preferred Stock may be issued in one or more series. The Board is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, powers, preferences, rights and qualifications, limitations or restrictions of such series. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

               (A) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

               (B) the voting powers, if any, and whether such voting powers are full or limited in such series;

               (C) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

               (D) whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series and the dates and preferences of dividends on such series;

               (E) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

               (F) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity and the rates or other determinants of conversion or exchange applicable thereto;

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               (G)  the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

               (H)  the provisions, if any, of a sinking fund for such series;
and

               (I) any other relative, participating, optional or other special powers, preferences or rights and qualifications, limitations or restrictions thereof;

all as may be determined from time to time by the Board and stated or expressed in the resolution or resolutions providing for the issuance of such Preferred Stock.

All shares of any one series of Preferred Stock shall be identical in all respects with the other shares of such series, except that shares of any one series of Preferred Stock issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The Board may change the powers, designation, preferences, rights, qualifications, limitations and restrictions of, and number of shares in, any series of Preferred Stock as to which no shares are issued and outstanding.

          (ii) Dividends. Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.

          (iii) Liquidation Rights. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed in accordance with the respective priorities and preferential amounts (including unpaid cumulative dividends, if any, and interest thereon, if any) payable with respect thereto, and among shares of any series of Preferred Stock, ratably among the shares of such series.

     FIFTH: The duration of this Corporation is to be perpetual.

     SIXTH: Except as otherwise provided herein, the affirmative vote of the holders of at least 66 2/3% of the issued and outstanding Voting Stock, voting as one class, shall be required to amend or repeal this Certificate of Incorporation; provided, that no such amendment shall adversely affect the rights of the holders of Class A Common Stock or Class B Common Stock, respectively, unless the holders of such Class A Common Stock or Class B Common Stock, as the case may be, voting separately as a class, shall by majority vote approve such amendment. For the purpose of this Article SIXTH, any provision for the voluntary, mandatory or other conversion or exchange of the Class B Common Stock into Class A Common Stock will not be deemed to adversely affect the rights of holders of the Class A Common Stock. The affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), voting separately as a class, irrespective of the provisions of Section 242(b)(2) of the GCL or any corresponding provision hereinafter enacted, will be required to amend this Certificate of Incorporation to increase or decrease the authorized shares of any class. The Board may from time to time make, amend, supplement or repeal the Bylaws by vote of a majority of the Board; provided, however, that the

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stockholders may change or amend or repeal any provision of the Bylaws by the affirmative vote of the holders of a majority of the Voting Stock, voting as one class.

     SEVENTH: Unless and except to the extent that the Bylaws of the Corporation so require, the election of directors of the Corporation need not be by written ballot.

     EIGHTH: Subject to the rights of the holders of any series of Preferred
Stock:

     (a) from and after an initial public offering of all or a portion of the Corporation's Common Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected otherwise by any consent in writing of such stockholders;

     (b) special meetings of stockholders of the Corporation may be called only by (i) a resolution of the Board, (ii) the Chairman of the Board (the "Chairman") or (iii) a Secretary or Assistant Secretary of the Corporation upon receipt of the written request of a majority of the Directors then in office (the "Whole Board"); and

     (c) stockholders will not be entitled to cumulative votes in the election of Directors.

At any annual meeting or special meeting of stockholders of the Corporation, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Bylaws of the Corporation. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3 of the voting power of the outstanding Voting Stock, voting together as a single class, will be required to amend or repeal, or adopt any provision inconsistent with, this Article EIGHTH.

     NINTH: A director of the Corporation will not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the GCL regarding unlawful dividends and stock purchases; and (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a director of the Corporation will be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this provision shall be prospective only and shall not adversely affect any right or protection of any Director of the Corporation existing at the time of such repeal or modification or create any liability or adversely affect any such right or protection for any acts or omissions of such Director occurring prior to such repeal or modification.

     TENTH: Each person who is or was or had agreed to become a Director or officer of the Corporation and each such person who is or was serving or who had agreed to serve at the request of the Board or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity, whether for profit or not for profit (including the heirs, executors, administrators or estate of such person), will be indemnified by the Corporation to the full extent permitted by

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the GCL or any other applicable law as currently or hereafter in effect. The right of indemnification provided in this Article TENTH will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, including without limitation pursuant to any contract approved by a majority of the Whole Board (whether or not the Directors approving such contract are or are to be parties to such contract or similar contracts). Without limiting the generality or the effect of the foregoing, the Corporation may adopt Bylaws, or enter into one or more agreements with any person, that provide for indemnification greater or different than that provided in this Article TENTH or the GCL. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article TENTH will not adversely affect any right or protection existing hereunder, or arising out of facts occurring, prior to such amendment, repeal or adoption and no such amendment, repeal or adoption will affect the legality, validity or enforceability of any contract entered into or right granted prior to the effective date of such amendment, repeal or adoption.

     ELEVENTH: (a) In anticipation that the Corporation will cease to be a wholly owned subsidiary of FTDI or FTD Corporation, as the case may be, but that FTDI or FTD Corporation, as the may be, will remain a stockholder of the Corporation, and in anticipation that the Corporation and FTDI, FTD Corporation and their respective successors and subsidiaries (collectively, "FTD Affiliated Entities") may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of (i) the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with FTD Affiliated Entities (including service of officers and directors of FTD Affiliated Entities as officers and directors of the Corporation) and (ii) the difficulties attendant to any director, who desires and endeavors fully to satisfy such director's fiduciary duties, in determining the full scope of such duties in any particular situation, the provisions of this Article ELEVENTH are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve FTD Affiliated Entities and their respective officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

     (b) The Corporation and the FTD Affiliated Entities may agree upon a method for allocating business opportunities between them. Subject to and except as provided in any such agreement:

          (i) unless otherwise agreed, FTD Affiliated Entities will not have a duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation;

          (ii) none of the FTD Affiliated Entities nor any of their respective officers or directors will be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of any FTD Affiliated Entity or of such person's participation therein;

          (iii) in the event that any FTD Affiliated Entity acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both an FTD Affiliated Entity and the Corporation, such FTD Affiliated Entity will have no duty to communicate or offer such corporate opportunity to the Corporation and will not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation or controlling person of a stockholder by reason of the fact that such FTD Affiliated Entity pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not communicate information regarding, or offer, such corporate opportunity to the Corporation.

     (c) Subject to any agreement pursuant to Section (b) of this Article ELEVENTH, in the event that a director, officer or employee of the Corporation who is also a director, officer or employee of an FTD Affiliated Entity acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Corporation and any FTD Affiliated Entity (whether such potential transaction or matter is proposed by a third party or is conceived of by such director, officer or employee of the Corporation), such director, officer or employee will be entitled to offer such corporate opportunity to the Corporation or such FTD Affiliated Entity as such director, officer or employee deems appropriate under the circumstances in his or her sole discretion, and no such director, officer or employee will be liable to the Corporation or its stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of the Corporation or the derivation of any improper personal benefit by reason of the fact that (i) such director, officer or employee offered such corporate opportunity to an FTD Affiliated Entity (rather than the Corporation) or did not communicate information regarding such corporate opportunity to the Corporation or (ii) such FTD Affiliated Entity pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to the Corporation.

     (d) Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation will be deemed to have notice of and to have consented to the provisions of this Article ELEVENTH and the contractual provisions provided for in this Article ELEVENTH.

     (e) For purposes of this Article ELEVENTH only, (i) the term "Corporation" means the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power or similar voting interests, and (ii) the term "FTD Affiliated Entities" means FTDI, FTD Corporation, any successors thereto, all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, defined in accordance with clause (i) of this Section (e)) in which such entity beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power or similar voting interests and Interflora, Inc., an Ohio corporation.

     (f) Notwithstanding anything in this Certificate of Incorporation to the contrary, the foregoing provisions of this Article ELEVENTH shall expire on the date that an FTD Affiliated Entity eases to own beneficially Common Stock representing at least thirty-three and one-third percent (33 1/3%) of the aggregate number of outstanding shares of Voting Stock of the Corporation and no person who is a director or officer of the Corporation is also a director or officer of an FTD Affiliated Entity. Neither the alteration, amendment, change or repeal of any provision of this Article ELEVENTH nor the adoption of any provision of this Certificate of Incorporation inconsistent with any provision of this Article ELEVENTH shall eliminate or reduce the effect of this Article ELEVENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article ELEVENTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

     (g) The provisions of this Article ELEVENTH are in addition to the provisions of Article TENTH.

     TWELFTH: The name and address of the sole incorporator is as follows:

                                Michael Soenen
                               c/o ftd.com inc.
                             3113 Woodcreek Drive
                         Downers Grove, Illinois 60515
                                (630) 724-6200

     THIRTEENTH: The following individuals shall serve as the initial directors of the Corporation and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified.

                 Name                                 Address
                 ----                                 -------
            Richard C. Perry              c/o Perry Strategic Capital Inc.
                                          599 Lexington Ave. 36th Floor
                                           New York, New York 10022
                                               (212) 583-4000

            Habib Y. Gorgi                  c/o Fleet Equity Partners
                                                50 Kennedy Plaza
                                           Providence, Rhode Island 02903
                                               (401) 278-5721

            Veronica K. Ho                c/o Perry Strategic Capital Inc.
                                          599 Lexington Ave. 36th Floor
                                              New York, New York 10022
                                               (212) 583-4000

            Gary K. Silberberg            c/o Perry Strategic Capital Inc.
                                          599 Lexington Ave. 36th Floor
                                             New York, New York 10022
                                               (212) 583-4000

            Michael Soenen                     c/o ftd.com inc.
                                            3113 Woodcreek Drive
                                         Downers Grove, Illinois 60515
                                               (630) 724-6200

     IN WITNESS WHEREOF, I the undersigned, being the incorporator hereinabove named, do hereby execute this Certificate of Incorporation this 18th day of May, 1999.


                                                  /s/ Michael Soenen
                                           ------------------------------------
                                                      Michael Soenen